Exhibit 5.1

BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +1 202 662 6000

November 5, 2019

New Senior Investment Group Inc.

55 West 46th Street

New York, New York 10036

Ladies & Gentlemen:

We have acted as counsel to New Senior Investment Group Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of (a) the offer and sale by the Company of up to $750,000,000 in aggregate amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of the Company’s debt securities (the “Debt Securities”), (iv) depositary shares representing shares of Preferred Stock (the “Depositary Shares”), (v) warrants (the “Warrants”) to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities, (vi) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Subscription Rights”), (vii) purchase contracts to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Purchase Contracts”) or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase shares of Common Stock or other securities under the purchase contracts (the “Purchase Units,” and together with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Subscription Rights and Purchase Contracts, the “Covered Securities”) and (b) 172,848 shares of Common Stock to be offered and sold by affiliates of the former external manager of the Company (the “Outstanding Selling Stockholder Shares”) and 7,137,024 shares of Common Stock underlying options (the “Options”) held by such affiliates of the former external manager of the Company (the “Option Shares” and, with the Outstanding Selling Stockholder Shares, the “Selling Stockholder Shares”), pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

We have reviewed the Registration Statement, including the form of prospectus included therein, the form of indenture filed as Exhibit 4.2 thereto, the Separation and Distribution Agreement by and between Newcastle Investment Corp. and the Company, dated as of October 14, 2014, and Manager Award Agreement, by and between the Company and Fortress Operating Entity I LP, effective as of June 29, 2015 (together, the “Option Agreements”) and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

New Senior Investment Group Inc.

November 5, 2019

We have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts and Purchase Units, each series of Debt Securities, and the Option Shares, as the case may be: (i) the execution, delivery and performance by the Company of the indenture in the form of Exhibit 4.2 to the Registration Statement and any indenture supplement thereto, deposit agreement, warrant agreement, subscription rights agreement and/or rights certificate, purchase contract agreement, purchase unit agreement, amendment to the certificate of incorporation, certificate of designation or other relevant governing instrument (collectively, the “Opinion Documents”) and all actions necessary for the issuance of such Covered Securities and the Option Shares, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company, (ii) the authorization thereof or of the Selling Stockholder Shares by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability thereof, and (iii) the prospectus included in the Registration Statement will describe the Covered Securities or the Selling Stockholder Shares offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities or the Selling Stockholder Shares, as the case may be, offered thereby. We have also assumed that the Company has duly authorized, executed and delivered the Option Agreements and that the Option Agreements are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. We have also assumed that the Covered Securities and the Selling Stockholder Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Opinion Documents (other than any amendment to the certificate of incorporation or certificate of designation) will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock or the Option Shares, or of any Covered Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock (including shares issuable upon exercise of the Options) or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Opinion Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Opinion Documents to which it is a party and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

New Senior Investment Group Inc.

November 5, 2019

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Outstanding Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable, and that when, as and if:

1.

With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of the shares of Common Stock and fix or otherwise determine the consideration to be received for the shares of Common Stock and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (iv) the shares of Common Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of such shares of Common Stock and the plan of distribution, and assuming such Common Stock as issued and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, such shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

2.

With respect to shares of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of the Preferred Stock and to authorize the issuance and sale of the Preferred Stock of such series and fix or otherwise determine the consideration to be received for the Preferred Stock of such series and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth

New Senior Investment Group Inc.

November 5, 2019

the terms of such shares of Preferred Stock of such series and the plan of distribution, and assuming the shares of Preferred Stock of such series as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, such shares of Preferred Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

3.

With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) an indenture in the form of Exhibit 4.2 to the Registration Statement and any necessary indenture supplements have been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver the indenture and any necessary indenture supplement and to authorize the form, terms, execution and delivery of any Debt Securities, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained and (v) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the applicable indenture, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, and assuming such Debt Securities as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.

With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the

New Senior Investment Group Inc.

November 5, 2019

Company to authorize, execute and deliver a deposit agreement and to authorize the form, terms, execution and delivery of the Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; and (v) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement.

5.

With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale and (v) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, and assuming such Warrants as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.	With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act

New Senior Investment Group Inc.

November 5, 2019

and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a rights agreement and/or rights certificate and to authorize the form, terms, execution and delivery of any Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any shares of Common Stock, shares of Preferred Stock or Debt Securities to be issued pursuant to such Subscription Rights have been duly and validly authorized and reserved for issuance and sale and (v) the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, and assuming such Subscription Rights as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.

With respect to the Purchase Contracts and Purchase Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement and/or a purchase unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable, and to fix or otherwise determine the consideration to be received for such securities and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, Preferred Stock or Debt Securities to be issued pursuant to such Purchase Contracts or Purchase Units, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and sold by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the

New Senior Investment Group Inc.

November 5, 2019

Purchase Contracts or Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.

With respect to the Option Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of the Option Shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (iv) the Option Shares have been duly issued and delivered by the Company against payment therefor in accordance with the terms of the Option Agreements and such corporate action and applicable law and as contemplated in the Registration Statement, and assuming such Option Shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or otherwise, then, upon the happening of such events, such Option Shares will be duly authorized and validly issued and will be fully paid and non-assessable.

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

New Senior Investment Group Inc.

November 5, 2019

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP